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Exhibit 99.1

INSTRUCTIONS AS TO USE OF RIGEL PHARMACEUTICALS, INC.
SUBSCRIPTION RIGHTS CERTIFICATES

CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER
AS TO ANY QUESTIONS

        The following instructions relate to a rights offering (the "Rights Offering") by Rigel Pharmaceuticals, Inc., a Delaware corporation ("Rigel"), to the holders of record (the "Recordholders") of its common stock, par value $0.001 per share ("Common Stock"), as described in Rigel's prospectus dated                        , 2003 (the "Prospectus"). Recordholders of Common Stock at 5:00 p.m. Central Daylight time on April 29, 2003 (the "Record Date") are receiving subscription rights (the "Rights") to subscribe for and purchase shares of Rigel's Common Stock (the "Underlying Shares"). An aggregate 15,625,000 Underlying Shares are being offered by the Prospectus. Each Recordholder will receive one Right for each share of Common Stock owned of record on the Record Date. The Rights will expire, if not exercised, at 5:00 p.m. Central Daylight time on                        , 2003, unless extended in the sole discretion of Rigel (as it may be extended, the "Expiration Date"). After the Expiration Date, unexercised Rights will be null and void. Rigel will not be obligated to honor any purported exercise of Rights received by Wells Fargo Bank, MN, N.A. (the "Subscription Agent") after 5:00 p.m. Central Daylight time on the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Rigel may in its sole discretion extend the Expiration Date by a press release announcing the extension before the first Nasdaq National Market trading day after the most recently announced Expiration Date. The Rights will be evidenced by Rights certificates (the "Subscription Rights Certificates").

        Each Right allows the holder thereof to subscribe for    of a share of Common Stock (the "Basic Subscription Privilege"), rounded down to the nearest whole number at the cash price of $0.64 per share (the "Subscription Price").

        In addition, each holder of Rights who exercises their Basic Subscription Privilege in full will be eligible to subscribe (the "Over-Subscription Privilege") at the same cash price of $0.64 per share for additional shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below. Each holder of Rights may only exercise their Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full and other holders of Rights do not exercise their Basic Subscription Privilege in full. If there are not enough Excess Shares to satisfy all subscriptions pursuant to the exercise of the Over-Subscription Privilege, Rigel will allocate the remaining Excess Shares pro rata, after eliminating all fractional shares, among those Rights holders who exercised their Over-Subscription Privileges. "Pro rata" means in proportion to the number of Underlying Shares that each holder of Rights has purchased by exercising their Basic Subscription Privileges. If there is a pro rata allocation of the remaining Excess Shares and a holder of Rights receives an allocation of a greater number of Excess Shares than they subscribed for under their Over-Subscription Privilege, then Rigel will allocate to them only the number of Excess Shares for which they subscribed. Rigel will allocate the remaining Excess Shares among all other holders exercising their Over-Subscription Privileges. See "The Rights Offering—Subscription Privileges" in the Prospectus.

        The number of Rights to which you are entitled is printed on the face of your Subscription Rights Certificate. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate portions of your Subscription Rights Certificate and returning the certificate, with any required signature guarantees or other supplemental documentation to the Subscription Agent in the envelope provided pursuant to the procedures described in the Prospectus.

        Your Subscription Rights Certificates, or Notice of Guaranteed Delivery, and Subscription Price payment, including final clearance of any checks, must be received by the Subscription Agent on or before 5:00 p.m. Central Daylight time on the Expiration Date. Once a holder of Rights has exercised the Basic Subscription Privilege or the Over-Subscription Privilege, such exercise may not be revoked. Rights not exercised prior to the Expiration Date will expire without value.

1.     METHOD OF SUBSCRIPTION—EXERCISE OF RIGHTS.

        To exercise Rights, complete your Subscription Rights Certificate and send the properly completed and executed Subscription Rights Certificate evidencing such Rights with any signatures required to be guaranteed so guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege, to the Subscription Agent, on or prior to 5:00 p.m. Central Daylight time on the Expiration Date. Payment of the Subscription Price will be held in a segregated account to be maintained by the Subscription Agent. All payments must be made in U.S. dollars for the full number of Underlying Shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to Wells Fargo Bank, MN, N.A., as Subscription Agent, or (b) by wire transfer of immediately available funds to the account maintained by the Subscription Agent for purposes of accepting subscriptions in the Rights Offering at Wells Fargo Bank, MN, N.A., ABA No. 091000019, Account No. 1067899 (marked: "Rigel Pharmaceuticals, Inc. Subscription") (the "Subscription Account"). Any wire transfer should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer (i.e., marked "Rigel Pharmaceuticals, Inc. Subscription"). Payments will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order or (iii) receipt of collected funds in the Subscription Account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Rights holders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such time and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

        The Subscription Rights Certificate and payment of the Subscription Price, or, if applicable, Notices of Guaranteed Delivery (as defined below) must be delivered to the Subscription Agent by one of the methods described below:

By Mail, Hand or Overnight Courier:
Wells Fargo Bank, MN, N.A.
161 North Concord Exchange
South St. Paul, MN 55075
Attn: Corporate Actions, Rigel
Pharmaceuticals, Inc. Rights Offering
Telephone Number for Confirmation: 1-800-468-9716

        DELIVERY TO ANY ADDRESS OR BY ANY METHOD OTHER THAN THOSE SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact Wells Fargo Shareowner Services at:

161 North Concord Exchange
South St. Paul, MN 55075
Attn: Corporate Actions, Rigel Pharmaceuticals, Inc. Rights Offering
Telephone Number: 1-800-468-9716

        By making arrangements with your bank or broker for the delivery of funds on your behalf you may also request such bank or broker to exercise the Subscription Rights Certificate on your behalf.

        Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery"), from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States or from a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution"), to be received by the Subscription Agent on or prior to the Expiration Date together with payment in full for each share of our common stock under your Basic Subscription Privilege and your Over-Subscription Privilege. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by the Subscription Rights Certificate or Subscription Rights Certificates held by you, the number of Underlying Shares being subscribed for pursuant to your Basic Subscription Privilege and the number of Underlying Shares, if any, being subscribed for pursuant to the Over-Subscription Privilege, and that you will guarantee the delivery to the Subscription Agent of any properly completed and executed Subscription Rights Certificate or Subscription Rights Certificates evidencing such Rights within three (3) Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, the properly completed Subscription Rights Certificate or Subscription Rights Certificates evidencing the Rights being exercised, with any signatures required to be guaranteed so guaranteed, must be received by the Subscription Agent within three (3) Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Rights Certificates at the address set forth above, or may be transmitted to the Subscription Agent by facsimile transmission at (651) 450-2452. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, set forth above.

        Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Rights will be required to certify to the Subscription Agent and Rigel, in connection with the exercise of the Over-Subscription Privilege, as to the number of shares held on the record date on the beneficial owner's behalf, the number of Rights exercised under the Basic Subscription Privilege, that the entire Basic Subscription Privilege held in the same capacity has been exercised in full, and the number of Underlying Shares subscribed for pursuant to the Over-Subscription Privilege. Certain other information received from the nominee holder must also be disclosed to the Subscription Agent and Rigel. If more Excess Shares are subscribed for pursuant to the Over-Subscription Privilege than are available for sale, the Excess Shares will be allocated, as described above, among beneficial owners exercising the Over-Subscription Privilege in proportion to such owners' exercise of Rights pursuant to the Basic Subscription Privilege.

        If you exercise less than all of the Rights evidenced by your Subscription Rights Certificate by so indicating on your Subscription Rights Certificate, the Subscription Agent will, if you so request, issue to you a new Subscription Rights Certificate evidencing the unexercised Rights. A new Subscription Rights Certificate will be issued to you according to your instructions upon the partial exercise of Rights only if the Subscription Agent receives a properly endorsed Subscription Rights Certificate no later than the fifth business day prior to the Expiration Date. After that date no new Subscription Rights Certificates will be issued. Accordingly, after such date if you exercise less than all of your Rights you will lose the power to exercise your remaining Rights. A new Subscription Rights Certificate will be sent by first class mail to you if the Subscription Agent receives your properly completed Subscription Rights Certificate by 5:00 p.m. Central Daylight time on                        , 2003. All deliveries of newly issued Subscription Rights Certificates will be at your own risk.

        If you do not indicate the number of Rights being exercised, or do not forward full payment of the total Subscription Price for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of Rights that may be exercised for the aggregate Subscription Price payment you delivered to the Subscription Agent. If your aggregate Subscription Price payment is greater than the amount you owe for your subscription, you will be deemed to have exercised the full Basic Subscription Privilege and the Over-Subscription Privilege to purchase the maximum number of shares of Underlying Shares with your overpayment. If we do not apply your full Subscription Price payment to your purchase of shares of our Underlying Shares, we will return the excess amount to you by mail without interest or deduction as soon as practicable after the expiration date of the Rights Offering.

2.     ISSUANCE OF COMMON STOCK.

        The following deliveries and payments will be made to the address shown on the face of your Subscription Rights Certificate unless you provide instructions to the contrary in your Subscription Rights Certificate:

  a.
  Basic Subscription Privilege.    As soon as practicable after the Expiration Date and the valid exercise of Rights, the Subscription Agent will mail to each exercising Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege; provided, that if a Rights holder exercises both the Basic Subscription Privilege and the Over-Subscription Privilege, all shares of Common Stock purchased in the Rights Offering will be delivered as set forth in Section 2.b. below. See "The Rights Offering—Subscription Privileges—Basic Subscription Privilege" in the Prospectus.

  b.
  Over-Subscription Privilege.    As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who validly exercises the Over-Subscription Privilege certificates representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-Subscription Privilege, as well as the number of shares of Common Stock purchased by such holder pursuant to the Basic Subscription Privilege. See "The Rights Offering—Subscription Privileges—Over-Subscription Privilege" in the Prospectus.

  c.
  Excess Cash Payments.    As soon as practicable after the Expiration Date and after all pro rations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Rights holder who exercises the Over-Subscription Privilege any excess amount, without interest or deduction, received in payment of the Subscription Price for Excess Shares that are subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-Subscription Privilege.

3.     EXECUTION.

  a.
  Execution by Registered Holder.    The signature on the Subscription Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. Persons who sign the Subscription Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority to so act.

  b.
  Execution by Person Other than Registered Holder.    If the Subscription Rights Certificate is executed by a person other than the holder named on the face of the Subscription Rights Certificate, proper evidence of authority of the person executing the Subscription Rights Certificate must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

  c.
  Signature Guarantees.    Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions.

4.     METHOD OF DELIVERY.

        The method of delivery of Subscription Rights Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rights holder, but, if sent by mail, it is recommended that such certificates and payments be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of payment prior to 5:00 p.m. Central Daylight time on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, you are strongly urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

5.     SPECIAL PROVISIONS RELATING TO THE DELIVERY OF RIGHTS THROUGH THE DEPOSITORY TRUST COMPANY.

        In the case of Rights that are held of record through the Depository Trust Company (the "DTC"), exercises of the Basic Subscription Privilege and of the Over-Subscription Privilege may be effected by instructing the DTC to transfer Rights from the DTC account of such holder to the DTC account of the Subscription Agent, together with certification as to the aggregate number of Rights being exercised and the number of Underlying Shares thereby subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting, and payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.

EXHIBIT A

NOTICE OF GUARANTEED DELIVERY
FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY RIGEL PHARMACEUTICALS, INC.

        This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the prospectus dated                         , 2003 (the "Prospectus") of Rigel Pharmaceuticals, Inc., a Delaware corporation ("Rigel"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Subscription Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Central Daylight time, on                        , 2003, unless such time is extended by Rigel as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to 5:00 p.m., Central Daylight time on the Expiration Date. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

        Payment of the Subscription Price of $0.64 per share for each share of Rigel's common stock, par value $0.001 per share ("Common Stock"), subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in "The Rights Offering—Method of Payment" in the Prospectus at or prior to 5:00 p.m. Central Daylight time on the Expiration Date even if the Subscription Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering—Method of Subscription—Exercise of Rights" in the Prospectus.

The Subscription Agent is: Wells Fargo Bank, MN, N.A.

if by Mail, Hand or Overnight Courier, to:
Wells Fargo Bank, MN, N.A.
161 North Concord Exchange
South St. Paul, MN 55075
Attn: Corporate Actions, Rigel
Pharmaceuticals, Inc. Rights Offering
Telephone Number for Confirmation: 1-800-468-9716

DELIVERY TO ANY ADDRESS OR BY ANY METHOD OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

        If you have any questions or require additional copies of relevant documents please contact Wells Fargo Shareowner Services at:

161 North Concord Exchange
South St. Paul, MN 55075
Attn: Corporate Actions, Rigel Pharmaceuticals, Inc. Rights Offering
Telephone Number: 1-800-468-9716

Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of Subscription Rights Certificate(s) representing Rights and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m. Central Daylight time on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for share(s) of Common Stock with respect to each of the Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights are available therefor, subject to availability and pro ration.

        The undersigned understands that payment of the Subscription Price of $0.64 per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. Central Daylight time on the Expiration Date and represents that such payment, in the aggregate amount of $                         either (check appropriate box):

☐ is being delivered to the Subscription Agent herewith;
or
☐ has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):
☐ Wire transfer of funds
Name of transferor institution:
Date of transfer:
Confirmation number (if available):

☐ Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)
☐ Certified check
☐ Bank draft (cashier's check)
☐ Money order
Name of maker:
Date of check, draft or money order:
Check, draft or money order number:
Bank or other institution on which check is drawn or issuer of money order:

Number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Basic Subscription Privilege:

Number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Over-Subscription Privilege, subject to availability and pro ration:

Total number of shares of Common Stock being subscribed for pursuant to the exercise of the undersigned's Basic Subscription Privilege and Over-Subscription Privilege, if any, subject to availability and pro ration in the case of the Over-Subscription Privilege:

Signature(s)		Address
Name(s)
	(Please type or print)	Area Code and Tel. No(s).

Subscription Rights Certificates No(s).

GUARANTEE OF DELIVERY

(Not To Be Used For Subscription Rights Certificate Signature Guarantee)

        The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby and the related nominee holder certificate, if applicable, with any required signature guarantee and any other required documents, all within three (3) Nasdaq National Market trading days after the date hereof.

Dated:
(Address)	(Name of Firm)
(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the prospectus of Rigel Pharmaceuticals, Inc., dated                        , 2003. Failure to do so could result in a financial loss to such institution.

QuickLinks

  Exhibit 99.1
INSTRUCTIONS AS TO USE OF RIGEL PHARMACEUTICALS, INC. SUBSCRIPTION RIGHTS CERTIFICATES CONSULT THE SUBSCRIPTION AGENT, YOUR BANK OR BROKER AS TO ANY QUESTIONS
  EXHIBIT A
NOTICE OF GUARANTEED DELIVERY FOR SUBSCRIPTION RIGHTS CERTIFICATES ISSUED BY RIGEL PHARMACEUTICALS, INC.
GUARANTEE OF DELIVERY